Exhibit 9.1

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is entered into as of December 19, 2002 by and among the undersigned stockholders (each, a “Stockholder,” and collectively, the “Stockholders”) of Occam Networks, Inc., a Delaware corporation (the “Company”), and each of the Company’s executive officers and directors, and is for the benefit of the Company and the individuals listed on Exhibit A to that certain Series A Preferred Stock Purchase Agreement of even date herewith by and among the Company and such Investors (each, an “Investor,” and collectively, the “Investors”).

WHEREAS, concurrently with the execution and delivery of this Agreement, each of the Investors (or an affiliate thereof) and the Company are entering into a Series A Preferred Stock Purchase Agreement of even date herewith (as the same may be amended from time to time, the “Purchase Agreement”) which provides, upon the terms and subject to the conditions thereof, for Investors’ purchase of preferred stock to be issued by the Company.

WHEREAS, as a condition to the willingness of Investor to enter into the Purchase Agreement, Investor has requested that the Stockholder agrees, and, in order to induce Investor to enter into the Purchase Agreement, the Stockholders and each of the Company’s executive officers and directors has agreed to enter into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.  Representations of Stockholders.   As of immediately prior to the Initial Closing (as defined in the Purchase Agreement), each of the Stockholders represents and warrants to the Company and the Investors that (a) such Stockholder lawfully owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and of record that number of shares of Common Stock of the Company set forth opposite such Stockholder’s name on Appendix 1 (collectively, the “Shares”), respectively, free and clear of any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or operation of law) and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or Voting (as defined herein) of any shares of capital stock of the Company and there are no Voting trusts, proxies or Voting agreements with respect to such Shares, (b) such Stockholder does not beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act) any additional shares of Common Stock or Preferred Stock of the Company other than the Shares and, except as disclosed on Appendix 1, does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, and (c) such Stockholder has full power and authority to enter into, execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. Each of the Stockholders further represents and warrants to the Company and the Investors that the execution and delivery of this Agreement do not and the performance of this Agreement by such Stockholder will not: (a) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to such Stockholder or by which it or any of its assets is or may be bound or affected; (b) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other individual or entity (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities (as defined herein) pursuant to, any contract to which such Stockholder is a party or by which such Stockholder or any of such Stockholder’s affiliates or assets is or may be bound or affected; or (c) require any consent or approval of any other Person. For purposes of this Agreement, “Vote” shall include voting of Shares in person or by proxy in favor of or against any action or consenting to any action in accordance with the Delaware General Corporation Law, and “Voting” shall have a correlative meaning. For purposes of this Agreement, “Subject Securities” shall mean: (i) all securities of the Company (including all shares of capital stock of the Company and all options, warrants and other rights to acquire shares of capital stock of the Company) owned beneficially or of record by a Stockholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of capital stock of the Company and all additional options, warrants and other rights to acquire shares of capital stock of the Company) which a Stockholder acquires or becomes the owner of beneficially or of record during the period from the date of this Agreement through the Termination Date (as defined below).

2.  Agreement to Vote Shares.  For the purpose of effecting the automatic conversion of the Series A Preferred Stock to be issued under the Purchase Agreement, during the period from the date of this Agreement through the Termination Date, each of the undersigned Stockholders hereby agrees to Vote all Subject Securities (to the extent then entitled to Vote) at every meeting of the stockholders of the Company and at any adjournment or postponement thereof, and on every matter submitted for action or approval by written consent of the stockholders of the Company (a) IN FAVOR OF an amendment to the Company’s Certificate of Incorporation which relates solely to increasing the number of authorized but unissued shares of Common Stock of the Company, in an amount determined by the Company’s Board of Directors at least sufficient to cause the automatic conversion of the Company’s Series A Convertible Preferred Stock in accordance with the Company’s Certificate of Incorporation, and (b) IN FAVOR OF any matter in furtherance of consummation of the transactions contemplated by the Purchase Agreement (including the foregoing increase in authorized Common Stock). The agreement contained in this Section 2 is irrevocable to the fullest extent permitted under Delaware law.

3.  No Voting Trusts.  Each of the Stockholders agrees that, prior to the Termination Date, such Stockholder will not, nor will such Stockholder permit any Person under such Stockholder’s control to, deposit any of the Subject Securities in a voting trust or subject any of the Subject Securities to any proxy or arrangement with respect to the Voting of the Subject Securities other than agreements entered into with the Company.

4.  Transfer and Encumbrance.  Each of the Stockholders agrees that, prior to the Termination Date (as defined in Section 9(e)), such Stockholder shall not transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber (or enter into an agreement to do any of the foregoing) any of the Subject Securities. This Section 4 shall not prohibit a transfer of Subject Securities by a Stockholder (i) to an “affiliate” of such Stockholder (as defined in Rule 12b-2 under the Exchange Act), or (ii) to a partner, active or retired of such Stockholder, provided, however, that a transfer referred to in clause (i) or (ii) of this sentence shall be permitted only if, as a precondition to such transfer, each transferee agrees in a writing, reasonably satisfactory in form and substance to the Company, to be bound by the terms of this Agreement. Each of the Stockholders also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Shares except in compliance with the foregoing restriction.

5.  Legending of Shares; Other Actions.  If so requested by the Company, each Stockholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement. From time to time and without additional consideration, each Stockholder shall execute and deliver, or cause to be executed and delivered, such additional proxies, consents and other instruments, and shall take such further actions, as the Company may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

6.  Specific Performance.  Each Stockholder hereto acknowledges that it will be impossible to measure in money the damages to the Company if such Stockholder fails to comply with any of the obligations imposed by this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law or damages. Accordingly, each Stockholder hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the Company has an adequate remedy at law.

7.  Entire Agreement, Amendment, Waiver.  This Agreement (including the exhibits hereto) supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

8.  Notices.  All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by fax or like transmission and on the next business day when sent by Federal Express, Express Mail or other reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Occam Networks Inc.
77 Robin Hill Road
Santa Barbara, California 93117
Attention: President
Facsimile: (805) 692-2999

With a copy to:

Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Thomas C. DeFilipps; Robert F. Kornegay
Facsimile: (650) 493-6811

If to a Stockholder, to the address or fax number set forth for such Stockholder on the signature page hereof, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

If to an Investor, to the address or fax number set forth for such Investor on Exhibit A to the Purchase Agreement, or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

9.  Miscellaneous.

            (a)  Governing Law.  This agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with and subject to the laws of the State of Delaware, without reference to conflicts of laws principles.

            (b)  Waiver of Jury Trial.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(b).

            (c)  Severability.  In the event that any provision of the Agreement is held to be illegal, invalid or unenforceable in a final, unappealable order or judgment (each such provision, an “Invalid Provision”), then such Invalid Provision shall be severed from this Agreement and shall be inoperative and the parties promptly shall negotiate in good faith a lawful, valid and enforceable provision that is as similar to the Invalid Provision as may be possible and that preserves the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible, while the remaining provisions of this Agreement shall remain binding on the parties hereto. Without limiting the generality of the foregoing sentence, in the event a change in any applicable law, rule or regulation makes it unlawful for a party to comply with any of its obligations hereunder, the parties shall negotiate in good faith a modification to such obligation to the extent necessary to comply with such law, rule or regulation that is as similar in terms to the original obligation as may be possible while preserving the original intentions and economic positions of the parties as set forth herein to the maximum extent feasible.

            (d)  Counterpart.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

            (e)  Termination.  This Agreement shall terminate upon the earlier to occur of (i) the approval by the Company’s stockholders of the matters described in Section 2(a) hereof, (ii) the termination of the Purchase Agreement according to the terms set forth therein, (iii) the termination of this Agreement by the mutual consent of the parties, and (iv) the conversion of all outstanding shares of preferred stock issued and sold pursuant to the Purchase Agreement to Common Stock of the Company (the “Termination Date”).

            (f)  Headings, Recitals.  All Section headings and the recitals herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

EXECUTED as of the date first set forth above.

OCCAM NETWORKS, INC.

By:	/s/ Howard M. Bailey

Name:	Howard M. Bailey
Title:	Chief Financial officer

STOCKHOLDER

U.S. Venture Partners VII, L.P.
2180 Associates Fund VII, L.P.
USVP Entrepreneur Partners VII-A, L.P.
USVP Entrepreneur Partners VII-B, L.P.
By Presidio Management Group VII, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher

Name:	Michael P. Maher

Title:	Attorney-In-Fact

U.S. Venture Partners V, L.P.
USVP V International, L.P.
2180 Associates Fund V, L.P.
USVP V Entrepreneur Partners, L.P.
By Presidio Management Group V, L.L.C.
The General Partner of Each

By:	/s/ Michael P. Maher

Name:	Michael P. Maher

Title:	Attorney-In-Fact

STOCKHOLDER

New Enterprise Associates 9, L.P.
By:	NEA Partners 9, L.P.
Its General Partner

By:	/s/ Nancy Dorman

Name:	Nancy Dorman

Title:	General Partner

New Enterprise Associates VII, L.P.
By:

Its

By:	/s/ Nancy Dorman

Name:	Nancy Dorman

Title:	General Partner

NEA Partners VII, L.P.
By:

Its

By:	/s/ Nancy Dorman

Name:	Nancy Dorman

Title:	General Partner

NEA General Partners, L.P.
By:

Its

By:	/s/ Nancy Dorman

Name:	Nancy Dorman

Title:	General Partner

NEA Ventures 2000, L.P.
By:	/s/ Pamela J. Clark

Its	General Partner

By:

Name:

Title:

STOCKHOLDER

Norwest Venture Partners VIII, L.P.
NVP Entrepreneurs Fund VIII, L.P.

By:	/s/ George Still

Name:	George Still

Title:	Managing Partner

STOCKHOLDER

Windward Ventures, L.P.
By:	Windward Ventures Management, L.P.

By:	/s/ David Titus

Name:	David Titus

Title:	General Partner

Windward Ventures 2000, L.P.
Windward Ventures 2000-A, L.P.
By:	Windward 2000, LLC

By:	/s/ David Titus

Name:	David Titus

Title:	General Partner

STOCKHOLDER

By:	/s/ Thomas C. McConnell

Name:	Thomas C. McConnell

Title:

Stockholder’s Address:

2490 Sand Hill Road
Menlo Park, CA 94025
Facsimile:	(650) 854-9397

STOCKHOLDER

By:	/s/ Steven M. Krausz

Name:	Steven M. Krausz

Title:

Stockholder’s Address:

Facsimile:

STOCKHOLDER

By:	/s/ Robert B. Abbott

Name:	Robert B. Abbott

Title:

Stockholder’s Address:

Facsimile:

STOCKHOLDER

By:	/s/ Lisa Farr

Name:	Lisa Farr

Title:

Stockholder’s Address:

Facsimile:

STOCKHOLDER

By:	/s/ Bob Howard-Anderson

Name:	Bob Howard-Anderson

Title:	President & CEO

Stockholder’s Address:

1155 Via Del Rey

Santa Barbara, CA

Facsimile:

STOCKHOLDER

By:	/s/ Howard M. Bailey

Name:	Howard M. Bailey

Title:	Chief Financial Officer

Stockholder’s Address:

Facsimile:

STOCKHOLDER

By:	/s/ Pete Patel

Name:	Pete Patel

Title:	VP, Operations

Stockholder’s Address:

4337 Clearwood Rd.

Moorpark, CA 93021

Facsimile:

STOCKHOLDER

By:	/s/ Russell J. Sharer

Name:	Russell J. Sharer

Title:

Stockholder’s Address:

1237 Portsuello Ave.

Santa Barbara, CA 93105

Facsimile:

STOCKHOLDER

By:	/s/ Lee Hilbert

Name:	Lee Hilbert

Title:	Vice President, Finance

Stockholder’s Address:

4639 Rayburn Street

Westlake Village, CA 91362

Facsimile:

STOCKHOLDER

By:	/s/ Mark Rumer

Name:	Mark Rumer

Title:	Chief Technology Officer

Stockholder’s Address:

471 Mountain Drive

Santa Barbara, CA 93117

Facsimile:	805-692-2999

STOCKHOLDER

By:	/s/ Arthur Schultz

Name:	Arthur Schultz

Title:

Stockholder’s Address:

7474 Spring Drive

Boulder, CO 80303

Facsimile:

APPENDIX 1

Name of Stockholder	Class of Shares	Shares Held of Record		Shares Held Beneficially
New Enterprise Associates 9, L.P.	Common Stock	17,492,242
New Enterprise Associates VII, L.P.		3,233,522
NEA Partners VII, L.P.		672,110
NEA General Partners, L.P.		1,486
NEA Ventures 2000, L.P.		10,185
U.S. Venture Partners VII, L.P.	Common Stock	16,992,059
U.S. Venture Partners V, L.P.		5,785,560
USVP V International, L.P.		321,420
2180 Associates Fund V, L.P.		179,995
USVP V Entrepreneur Partners, L.P.		141,425
2180 Associates Fund VII LP		354,000
USVP Entrepreneur Partners VII-A LP		176,998
USVP Entrepreneur Partners VII-B LP		176,998
Norwest Venture Partners VIII LP	Common Stock	15,231,614
NVP Entrepreneurs Fund VIII LP		756,054
Windward Ventures, L.P.	Common Stock	2,126,868
Windward Ventures 2000, L.P.		2,039,269
Windward Ventures 2000-A, L.P.		958,413
Robert B. Abbott	Common Stock			40,000
Robert L. Howard-Anderson	Common Stock
Steven M. Krausz	Common Stock			30,000
Thomas C. McConnell	Common Stock			40,000
Howard Bailey	Common Stock
Pete Patel	Common Stock	18,635		830,833
Russ Sharer	Common Stock	203,700		485,630
Lee Hilbert	Common Stock	198,607		676,966
Mark Rumer	Common Stock	3,904,774		207,944
Art Schultz	Common Stock
Lisa Farr	Common Stock	2,798,336	*

Exceptions to Representations:

* 200,000 of such shares shall not be subject to the restrictions on transfer herein.